Allegiant Q2 2019 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2019
FINANCIAL RESULTS
Second quarter 2019 fully diluted earnings per share of $4.33
Second quarter 2019 airline diluted earnings per share of $4.81(1)
66th consecutive profitable quarter

LAS VEGAS. July 24, 2019 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2019, as well as comparisons to the prior year:

Consolidated	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
(unaudited)	2019	2018	Change	2019	2018	Change
Total operating revenue (millions)	$491.8	$436.8	12.6%	$943.4	$862.2	9.4%
Operating income (millions)	108.1	74.2	45.7	199.2	154.2	29.2
Net income (millions)	70.5	50.0	41.0	127.7	105.2	21.3
Diluted earnings per share	$4.33	$3.10	39.7%	$7.84	$6.52	20.2%

Airline only	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
(unaudited)	2019	2018	Change	2019	2018	Change
Airline operating revenue (millions)	$486.8	$434.6	12.0%	$935.1	$858.9	8.9%
Airline operating income (millions)	115.5	76.1	51.8	214.0	158.0	35.4
Airline operating margin(2)	23.7%	17.5%	6.2	22.9%	18.4%	4.5
Airline diluted earnings per share(1)	$4.81	$3.21	49.8	$8.80	$6.75	30.4

Airline CASM ex fuel (cents)(1)	5.65	6.02	(6.1)	6.00	6.17	(2.8)

(1) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.
(2) Percent point change

Allegiant Q2 2019 Earnings

"I’m happy to report the second quarter of 2019 was Allegiant’s 66th consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "We commented last quarter about the benefits of our all Airbus fleet. These benefits are continuing and increasing. We led the industry in Q1 with a 22 percent airline operating margin; this quarter the airline generated a 24 percent operating margin, a six percentage point increase from the previous year. And we accomplished these results with seven fewer aircraft this year compared to 2018. The fuel efficiencies of the Airbus continue to impress. We consumed 4.9 percent more fuel in Q2 compared to last year but produced 13.4 percent more ASMs. Correspondingly, our CASM ex-fuel declined 6.1 percent year over year. I’m comfortable stating we believe we will be the only carrier this quarter who had lower unit costs this year versus last year.

"On the revenue front, scheduled service revenue was $11 million per aircraft during the first six months of the year, over $2 million more than last year’s per aircraft revenue during the same period. Additionally, we generated approximately $3.5 million of EBITDA per aircraft in the same period or about $1.1 million greater per aircraft than the same period last year.

"Our operations continue to excel. We have solely led or tied for the industry lead in completion factor every month in 2019. One of our challenges in the past few years has been our ability to scale our operations during our peak periods in the summer months and maintain a high completion rate. In June 2018, we were number five in completion rate; this year we were number one. I’m happy to report we have had only ten days where we have had a mechanical cancellation since the beginning of the year.

"This combination of superior financial results and industry-leading operational performance, along with the proprietary model we have developed and continue to operate is a tribute to our excellent team members. Looking forward, we are excited about the opportunities in front of us including our ability to operate our leisure model to Mexico and the Caribbean in the coming years."

Airline operational highlights

•	Departures in the second quarter up 13.8 percent year over year despite seven fewer average aircraft in service

•	Average number of aircraft in service decreased 7.6 percent from 92 to 85 year over year

•	Spare aircraft reduced from twelve down to four spares year over year

•	Block hour utilization increased by 20.5 percent to 8.8 block hours per aircraft per day

•	Led industry in completion every month in 2019

•	Maintenance cancellations down 87.6 percent year over year

•	On time performance (A-14) for the quarter was 77.7 percent up 2.8pts year over year

•	Net promoter score is up an average of 8pts year over year

•	Irregular operation costs - second quarter down $7.2 million or 57.6 percent

Airline only second quarter 2019 results

•	Diluted earnings per share were $4.81, up 49.8 percent year over year

•	23.7 percent operating margin for the quarter and 22.9 percent year to date

•	TRASM decreased 1.6 percent on capacity growth of 13.6 percent

•	May TRASM grew 2.4 percent on 11 percent growth in ASMs

•	June TRASM grew 0.7 percent on 13.5 percent growth in ASMs

•	Total fare is down only 0.5 percent despite increasing aircraft utilization by 20.5 percent

•	Year-to-date average total fare has increased 1.0 percent to $120.49

•	Fixed fee flying revenue increased 63.2 percent

•	Fuel gallons used increased only 4.9 percent on ASM growth of 13.4 percent

•	Increase in ASMs per gallon of 8.1 percent to 82.3

•	Airline unit cost excluding fuel decreased by 6.1 percent

•	Maintenance and operational improvements were the largest drivers

Allegiant Q2 2019 Earnings

Liquidity and shareholder returns

•	Total cash and investments at June 30 were $695 million

•	Paid off high yield bond balance of $102 million in July

•	Currently, we have 26 unencumbered aircraft

•	$81 million available under the revolving credit facility

•	Returned $11 million in dividends in the second quarter

•	Expect to pay dividend of $0.70 per share on September 27, 2019 to shareholders of record as of September 20, 2019

Non-airline highlights

•	Non-airline businesses resulted in a combined operating loss of $7.4 million during second quarter

•	Evaluating strategic alternatives for Teesnap

•	Triggered the business classification of an entity held for sale in July 2019

•	Sunseeker Resorts FY19 CAPEX reduced to a range between $150 and $175 million

•	Operated two family entertainment centers (FEC's) during second quarter

•	Rebranded FEC’s from G4CE to Allegiant Nonstop effective June 1, 2019

Guidance, subject to revision

Full year 2019 guidance	Previous	Current
Fuel cost per gallon	$2.26	$2.15
Available seat miles (ASMs) / gallon	81.0 to 83.0	82.0 to 83.0

Interest expense (millions)	$70 to $80	$75 to $80
Tax rate	24 to 25%	23 to 24%
Share count (millions)	15.9	15.9
Earnings per share	$13.25 to $14.75	$13.50 to $14.25

System ASMs - year over year change	7.5 to 9.5%	8 to 9%
Scheduled service ASMs - year over year change	7.5 to 9.5%	8 to 9%

Depreciation expense (millions)	$150 to $160	$155 to $160
Airline operating CASM excluding fuel - year over year change	(3.5) to (1.5)%	(4) to (3)%
Non airline operating income (millions)	($17) to ($12)	****

Airline CAPEX - full year 2019
Capital expenditures (millions)	$400 to 410	$385 to 390
Capitalized Airbus deferred heavy maintenance (millions) *	$85 to 105	$85 to 95

Sunseeker Resorts CAPEX
Project to date (millions)	$54	$67
Expected 2019 spend (millions)	$250 to 300	$150 to 175
Total project spend remaining **	$416	$403

Other CAPEX - full year 2019***
Capital expenditures (millions)	$15 to 20	$15 to 20

Previous guidance as of April 24, 2019
* Not included in capital expenditure total
** Of the total remaining capex, expect to receive $175m in third party financing from an affiliate of TPG Sixth Street Partners as the last funds in the project, of which 2/3 will be non-recourse to Allegiant Travel Company

Allegiant Q2 2019 Earnings

*** Includes Allegiant Nonstop
**** With Teesnap entity being held for sale, suspending guidance

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE18	1Q19	2Q19	3Q19	YE19
A319 (156 seats)	32	37	37	37	38
A320 (177/186 seats)	44	47	49	53	55
Total	76	84	86	90	93

Aircraft listed in table above include only in-service aircraft and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 24, 2019 to discuss its second quarter 2019 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q2 2019 Earnings

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves more than 450 routes across the country, with base airfares less than half the cost of the average domestic roundtrip ticket. Allegiant’s Sunseeker Resorts subsidiary is currently under construction with its inaugural resort property, Sunseeker Resort Charlotte Harbor in Southwest Florida - a unique waterside integrated resort like no other. And a growing group of Allegiant Nonstop family entertainment centers offer state-of-the art indoor games and attractions to thrill seekers of all ages. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, revenues, earnings, ASM growth, fuel consumption, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$454,779	$405,572	12.1
Third party products	18,208	17,799	2.3
Fixed fee contract revenue	12,487	7,653	63.2
Other revenue	6,285	5,756	9.2
Total operating revenue	491,759	436,780	12.6
OPERATING EXPENSES:
Aircraft fuel	119,987	122,454	(2.0)
Salary and benefits	113,592	101,645	11.8
Station operations	45,870	41,553	10.4
Maintenance and repairs	20,877	24,611	(15.2)
Depreciation and amortization	38,494	29,833	29.0
Sales and marketing	20,540	18,348	11.9
Aircraft lease rental	—	75	(100.0)
Other	24,294	24,039	1.1
Total operating expense	383,654	362,558	5.8
OPERATING INCOME	108,105	74,222	45.7
OTHER (INCOME) EXPENSE:
Interest expense	20,942	13,251	58.0
Capitalized interest	(1,038)	(95)	NM
Interest income	(3,502)	(1,927)	81.7
Other, net	(86)	(50)	72.0
Total other expense	16,316	11,179	46.0
INCOME BEFORE INCOME TAXES	91,789	63,043	45.6
PROVISION FOR INCOME TAXES	21,246	13,027	63.1
NET INCOME	$70,543	$50,016	41.0
Earnings per share to common shareholders(1):
Basic	$4.33	$3.10	39.7
Diluted	$4.33	$3.10	39.7
Weighted average shares outstanding used in computing earnings per share to common shareholders(1):
Basic	16,063	15,939	0.8
Diluted	16,069	15,945	0.8

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	4,169,536	3,704,113	12.6
Revenue passenger miles (RPMs) (thousands)	3,654,369	3,276,599	11.5
Available seat miles (ASMs) (thousands)	4,447,066	3,922,294	13.4
Load factor	82.2%	83.5%	(1.3)
Airline operating expense per ASM (CASM) (cents)	8.35	9.14	(8.6)
Fuel expense per ASM (cents)	2.70	3.12	(13.5)
Airline operating CASM, excluding fuel (cents)	5.65	6.02	(6.1)
ASMs per gallon of fuel	82.3	76.1	8.1
Departures	30,547	27,063	12.9
Block hours	68,332	60,707	12.6
Average stage length (miles)	853	858	(0.6)
Average number of operating aircraft during period	85.0	92.0	(7.6)
Average block hours per aircraft per day	8.8	7.3	20.5
Full-time equivalent employees at end of period	4,179	3,840	8.8
Fuel gallons consumed (thousands)	54,064	51,516	4.9
Average fuel cost per gallon	$2.22	$2.38	(6.7)
Scheduled service statistics:
Passengers	4,131,855	3,681,944	12.2
Revenue passenger miles (RPMs) (thousands)	3,603,076	3,245,774	11.0
Available seat miles (ASMs) (thousands)	4,311,182	3,795,815	13.6
Load factor	83.6%	85.5%	(1.9)
Departures	29,567	25,992	13.8
Block hours	66,135	58,536	13.0
Total passenger revenue per ASM (TRASM) (cents)(2)	10.97	11.15	(1.6)
Average fare - scheduled service(3)	$58.39	$64.62	(9.6)
Average fare - air-related charges(3)	$51.68	$45.53	13.5
Average fare - third party products	$4.40	$4.84	(9.1)
Average fare - total	$114.47	$114.99	(0.5)
Average stage length (miles)	853	864	(1.3)
Fuel gallons consumed (thousands)	52,327	49,671	5.3
Average fuel cost per gallon	$2.22	$2.37	(6.3)
Percent of sales through website during period	93.5%	93.9%	(0.4)
Other data:
Rental car days sold	540,960	404,355	33.8
Hotel room nights sold	114,191	93,484	22.2

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$874,755	$802,343	9.0
Third party products	35,350	28,124	25.7
Fixed fee contract revenue	23,061	18,209	26.6
Other revenue	10,215	13,548	(24.6)
Total operating revenue	943,381	862,224	9.4
OPERATING EXPENSES:
Aircraft fuel	219,670	228,481	(3.9)
Salary and benefits	233,003	214,608	8.6
Station operations	84,835	79,137	7.2
Maintenance and repairs	43,701	43,881	(0.4)
Depreciation and amortization	74,676	57,983	28.8
Sales and marketing	41,466	37,426	10.8
Aircraft lease rentals	—	96	(100.0)
Other	46,849	46,422	0.9
Total operating expense	744,200	708,034	5.1
OPERATING INCOME	199,181	154,190	29.2
OTHER (INCOME) EXPENSE:
Interest expense	39,025	26,158	49.2
Capitalized interest	(2,541)	(278)	NM
Interest income	(6,703)	(3,834)	74.8
Loss on extinguishment of debt	3,677	—	NM
Other, net	15	(290)	(105.2)
Total other expense	33,473	21,756	53.9
INCOME BEFORE INCOME TAXES	165,708	132,434	25.1
PROVISION FOR INCOME TAXES	38,041	27,225	39.7
NET INCOME	$127,667	$105,209	21.3
Earnings per share to common shareholders(1):
Basic	$7.85	$6.53	20.2
Diluted	$7.84	$6.52	20.2
Weighted average shares outstanding used in computing earnings per share to common shareholders(1):
Basic	16,037	15,898	0.9
Diluted	16,050	15,914	0.9

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	7,619,814	7,007,064	8.7
Revenue passenger miles (RPMs) (thousands)	6,882,963	6,371,403	8.0
Available seat miles (ASMs) (thousands)	8,357,304	7,650,857	9.2
Load factor	82.4%	83.3%	(0.9)
Airline operating expense per ASM (CASM) (cents)	8.63	9.16	(5.8)
Fuel expense per ASM (cents)	2.63	2.99	(12.0)
Airline operating CASM, excluding fuel (cents)	6.00	6.17	(2.8)
ASMs per gallon of fuel	83.1	76.4	8.8
Departures	55,747	51,311	8.6
Block hours	128,151	118,510	8.1
Average stage length (miles)	876	883	(0.8)
Average number of operating aircraft during period	82.3	90.8	(9.4)
Average block hours per aircraft per day	8.6	7.2	19.4
Full-time equivalent employees at end of period	4,179	3,840	8.8
Fuel gallons consumed (thousands)	100,537	100,156	0.4
Average fuel cost per gallon	$2.18	$2.28	(4.4)
Scheduled service statistics:
Passengers	7,553,393	6,961,312	8.5
Revenue passenger miles (RPMs) (thousands)	6,794,122	6,310,393	7.7
Available seat miles (ASMs) (thousands)	8,113,315	7,397,830	9.7
Load factor	83.7%	85.3%	(1.6)
Departures	53,911	49,256	9.5
Block hours	124,098	114,224	8.6
Total passenger revenue per ASM (TRASM) (cents)(2)	11.22	11.23	(0.1)
Average fare - scheduled service(3)	$63.49	$68.95	(7.9)
Average fare - air-related charges(3)	$52.32	$46.31	13.0
Average fare - third party products	$4.68	$4.04	15.8
Average fare - total	$120.49	$119.30	1.0
Average stage length (miles)	878	889	(1.2)
Fuel gallons consumed (thousands)	97,395	96,542	0.9
Average fuel cost per gallon	$2.18	$2.27	(4.0)
Percent of sales through website during period	93.5%	93.9%	(0.4)
Other data:
Rental car days sold	1,012,558	802,942	26.1
Hotel room nights sold	219,206	202,468	8.3

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	6/30/2019	12/31/2018	Percent Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$453.9	$81.5	NM
Short-term investments	216.7	314.5	(31.1)
Long-term investments	24.7	51.5	(52.0)
Total unrestricted cash and investments	695.3	447.5	55.4
Debt
Current maturities of long-term debt and capital lease obligations, net of related costs(1)	160.5	152.3	5.4
Long-term debt and capital lease obligations, net of current maturities and related costs	1,338.7	1,119.4	19.6
Total debt	1,499.2	1,271.7	17.9
Total Allegiant Travel Company shareholders’ equity	804.5	690.3	16.5

(1) As of June 30, 2019, and December 31, 2018, respectively, $80.1 million and $428.0 million of the Company's Unsecured Senior Notes (which matured on July 15, 2019) were classified as long-term as management refinanced the borrowings on a long-term basis in February 2019.

Summary Cash Flow

	Six Months Ended June 30,		Percent
Unaudited (millions)	2019	2018	Change
Cash provided by operating activities	$277.5	$283.2	(2.0)%
Purchase of property and equipment, including capitalized interest	234.5	187.5	25.1
Cash dividends paid to shareholders	22.8	22.6	0.9
Proceeds from the issuance of long-term debt	770.4	10.8	NM
Principal payments on long-term debt & capital lease obligations	522.6	142.4	267.0

NM - Not meaningful

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Basic:
Net income	$70,543	$50,016	$127,667	$105,209
Less net income allocated to participating securities	(997)	(659)	(1,791)	(1,427)
Net income attributable to common stock	$69,546	$49,357	$125,876	$103,782
Earnings per share, basic	$4.33	$3.10	$7.85	$6.53
Weighted-average shares outstanding	16,063	15,939	16,037	15,898
Diluted:
Net income	$70,543	$50,016	$127,667	$105,209
Less net income allocated to participating securities	(996)	(658)	(1,790)	(1,425)
Net income attributable to common stock	$69,547	$49,358	$125,877	$103,784
Earnings per share, diluted	$4.33	$3.10	$7.84	$6.52
Weighted-average shares outstanding	16,063	15,939	16,037	15,898
Dilutive effect of stock options and restricted stock	39	44	39	63
Adjusted weighted-average shares outstanding under treasury stock method	16,102	15,983	16,076	15,961
Participating securities excluded under two-class method	(33)	(38)	(26)	(47)
Adjusted weighted-average shares outstanding under two-class method	16,069	15,945	16,050	15,914

Appendix A
Non-GAAP Presentations
Three and Six Months Ended June 30, 2019 and 2018
(Unaudited)

Airline operating revenue, airline operating income, airline net income, airline operating expense, and airline diluted earnings per share all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses, and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of airline operating CASM excluding fuel (millions)
Consolidated operating expense (GAAP)	$383.7	$362.6	$744.2	$708.0
Less aircraft fuel expense	120.0	122.5	219.7	228.5
Less non-airline operating expense	12.4	4.1	23.1	7.1
Total airline operating expense less fuel expense(1)	251.3	236.0	501.4	472.4

System available seat miles (millions)	4,447.1	3,922.3	8,357.3	7,650.9
Cost per available seat mile (cents) as reported	8.63	9.24	8.90	9.25
Cost per available seat mile excluding fuel and non-airline expense (cents)(1)	5.65	6.02	6.00	6.17

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of airline operating revenue, operating income, net income, and EBITDA (millions)
Operating revenue as reported (GAAP)	$491.8	$436.8	$943.4	$862.2
Non-airline operating revenue(1)	5.0	2.2	8.3	3.3
Airline operating revenue(1)	486.8	434.6	935.1	858.9

Operating income as reported (GAAP)	108.1	74.2	199.2	154.2
Non-airline operating loss(1)	(7.4)	(1.9)	(14.8)	(3.8)
Airline operating income(1)	115.5	76.1	214.0	158.0
Airline operating margin	23.7%	17.5%	22.9%	18.4%

Net income as reported (GAAP)	70.5	50.0	127.7	105.2
Non-airline net loss(1)	(7.9)	(1.8)	(15.5)	(3.8)
Airline net income(1)	78.4	51.8	143.2	109.0

Airline operating income(1)	115.5	76.1	214.0	158.0
Add: Airline depreciation and amortization(1)	36.9	29.4	72.1	57.2
Airline EBITDA(1)	152.4	105.5	286.1	215.2
Average number of aircraft in service (#)	85.0	92.0	82.3	90.8
Airline EBITDA per aircraft	1.8	1.1	3.5	2.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of airline diluted earnings per share
Net income as reported (GAAP)	$70.5	$50.0	$127.7	$105.2
Airline net income(1)	78.4	51.8	143.2	109.0

Diluted shares used for computation (thousands)	16,069	15,945	16,050	15,914

Diluted earnings per share as reported (per share) (GAAP)	$4.33	$3.10	$7.84	$6.52

Airline diluted earnings per share(1)	$4.81	$3.21	$8.80	$6.75

(1) Denotes non-GAAP figure.